Exhibit 12    Computation of Ratios
----------    ---------------------

     The computations of the coverage of fixed charges, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1997 through 1993 on the basis of parent company operations only, are as follows.








                                                             For The Year Ended December 31,
                                               ---------------------------------------------------------

                                                  1997        1996        1995        1994        1993
                                               ---------   ---------   ---------   ---------   ---------
                                                                 (Thousands of Dollars)

Net income                                      $164,749    $220,066    $218,788    $208,074    $216,478
Taxes based on income                             97,487     135,011     129,439     116,648     107,223
                                               ---------   ---------   ---------   ---------   ---------

Income before taxes                              262,236     355,077     348,227     324,722     323,701
                                               ---------   ---------   ---------   ---------   ---------

Fixed charges:
  Interest charges                               146,703     146,939     146,558     139,210     141,393
  Interest factor in rentals                      23,616      23,560      23,431       6,300       5,859
                                               ---------   ---------   ---------   ---------   ---------

Total fixed charges                              170,319     170,499     169,989     145,510     147,252
                                               ---------   ---------   ---------   ---------   ---------

Income before income taxes and fixed charges    $432,555    $525,576    $518,216    $470,232    $470,953
                                               =========   =========   =========   =========   =========

Coverage of fixed charges                           2.54        3.08        3.05        3.23        3.20
                                                    ====        ====        ====        ====        ====


Preferred dividend requirements                  $16,579     $16,604     $16,851     $16,437     $16,255
                                               ---------   ---------   ---------   ---------   ---------


Ratio of pre-tax income to net income               1.59        1.61        1.59        1.56        1.50
                                               ---------   ---------   ---------   ---------   ---------

Preferred dividend factor                        $26,361     $26,732     $26,793     $25,642     $24,383
                                               ---------   ---------   ---------   ---------   ---------

Total fixed charges and preferred dividends     $196,680    $197,231    $196,782    $171,152    $171,635
                                               =========   =========   =========   =========   =========
Coverage of combined fixed charges
  and preferred dividends                           2.20        2.66        2.63        2.75        2.74
                                                    ====        ====        ====        ====        ====














Exhibit 12    Computation of Ratios
----------    ---------------------

     The computations of the coverage of fixed charges, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1997 through 1993 on a fully consolidated basis are as follows.









                                                             For The Year Ended December 31,
                                               ---------------------------------------------------------

                                                  1997        1996        1995        1994        1993
                                               ---------   ---------   ---------   ---------   ---------
                                                                 (Thousands of Dollars)

Net income                                      $181,830    $236,960     $94,391    $227,162    $241,579
Taxes based on income                             65,669      80,386      43,731      93,953      62,145
                                               ---------   ---------   ---------   ---------   ---------

Income before taxes                              247,499     317,346     138,122     321,115     303,724
                                               ---------   ---------   ---------   ---------   ---------

Fixed charges:
  Interest charges                               216,156     231,029     238,724     224,514     221,312
  Interest factor in rentals                      23,687      23,943      26,685       9,938       9,257
                                               ---------   ---------   ---------   ---------   ---------

Total fixed charges                              239,843     254,972     265,409     234,452     230,569
                                               ---------   ---------   ---------   ---------   ---------

Nonutility subsidiary capitalized interest          (493)       (649)       (529)       (521)     (2,059)
                                               ---------   ---------   ---------   ---------   ---------

Income before income taxes and fixed charges    $486,849    $571,669    $403,002    $555,046    $532,234
                                               =========   =========   =========   =========   =========

Coverage of fixed charges                           2.03        2.24        1.52        2.37        2.31
                                                    ====        ====        ====        ====        ====


Preferred dividend requirements                  $16,579     $16,604     $16,851     $16,437     $16,255
                                               ---------   ---------   ---------   ---------   ---------


Ratio of pre-tax income to net income               1.36        1.34        1.46        1.41        1.26
                                               ---------   ---------   ---------   ---------   ---------

Preferred dividend factor                        $22,547     $22,249     $24,602     $23,176     $20,481
                                               ---------   ---------   ---------   ---------   ---------

Total fixed charges and preferred dividends     $262,390    $277,221    $290,011    $257,628    $251,050
                                               =========   =========   =========   =========   =========
Coverage of combined fixed charges
  and preferred dividends                           1.86        2.06        1.39        2.15        2.12
                                                    ====        ====        ====        ====        ====















